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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

GOVERNMENT PROPERTIES INCOME TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 Explanatory Note

        This Amendment No. 1 is filed to correct typographical errors in the Outstanding Equity Awards at Fiscal Year End for 2011 table on page 22 of the definitive proxy statement, or the Proxy Statement, filed by Government Properties Income Trust, with the Securities and Exchange Commission on February 23, 2012.

        In particular, certain values listed for Adam D. Portnoy and Mark L. Kleifges in the column entitled "Market Value of Shares or Units of Stock That Have Not Vested" of that table were transposed. Those typographical errors have been corrected in this Amendment No. 1.

        This Amendment No. 1 supersedes and replaces in its entirety the Proxy Statement.

GOVERNMENT PROPERTIES INCOME TRUST Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2012

To the Shareholders of Government Properties Income Trust:

        Notice is hereby given that the annual meeting of shareholders of Government Properties Income Trust, a Maryland real estate investment trust, will be held at 9:30 a.m., local time, on Wednesday, May 16, 2012, at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 for the following purposes:

  1.
  To elect the nominee named in our proxy statement to our Board of Trustees as the Independent Trustee in Class III ("proposal 1").

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 ("proposal 2").

  3.
  To consider and vote upon such other matters as may properly come before the meeting and at any adjournments or postponements thereof.

        OUR BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE FOR TRUSTEE IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

        We encourage you to contact the firm assisting us in the solicitation of proxies, Innisfree M&A Incorporated, or Innisfree, if you have any questions or need assistance in voting your shares. Banks and brokers may call Innisfree, collect, at (212) 750-5833. Shareholders may call Innisfree, toll-free, at (877) 825-8971.

        Shareholders of record at the close of business on February 17, 2012, are entitled to notice of, and to vote at, the meeting and at any adjournment or postponement thereof.

        Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders on the internet. You can now access proxy materials and authorize a proxy to vote your shares at www.proxyvote.com. You may also authorize a proxy to vote your shares over the internet or by telephone by following the instructions on that website. In order to vote over the internet or by telephone you must have your shareholder identification number, which is set forth in the Notice Regarding the Availability of Proxy Materials mailed to you. If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. You may also request a paper proxy card to submit your vote by mail. If you attend the meeting and vote in person, that vote will revoke any proxy you previously submitted. If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting. Whether or not you plan to attend the meeting, please read the proxy statement and complete or authorize a proxy for your shares as soon as possible. Your vote is important, no matter how many or how few shares you own.

By Order of the Board of Trustees,
Jennifer B. Clark, Secretary

Newton, Massachusetts
February 23, 2012

GOVERNMENT PROPERTIES INCOME TRUST
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS

To be held at 9:30 a.m. on Wednesday, May 16, 2012

at
Two Newton Place
255 Washington Street, Suite 100
Newton, Massachusetts 02458

INTRODUCTION

        A notice of the annual meeting of shareholders of Government Properties Income Trust, a Maryland real estate investment trust, or the Company, is on the preceding page and a form of proxy solicited by our Board of Trustees, or our Board, accompanies this proxy statement. This proxy statement and a form of proxy, together with our annual report to shareholders for the year ended December 31, 2011, are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to shareholders on or about February 23, 2012.

        The annual meeting record date is February 17, 2012. Only shareholders of record at the close of business on February 17, 2012, are entitled to notice of, and to vote at, the meeting and at any postponement or adjournment thereof. We had 47,051,650 common shares of beneficial interest, $.01 par value per share, or common shares, outstanding on the record date and entitled to vote at the meeting. Our common shares are listed on the New York Stock Exchange, or NYSE. The holders of our outstanding common shares are entitled to one vote per common share.

        A quorum of shareholders is required for shareholders to take action at the meeting. The presence, in person or by proxy, of holders of common shares entitled to cast a majority of all votes entitled to be cast at such meeting shall constitute a quorum. Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum for the meeting. Abstentions and broker non-votes, if any, will be treated as shares present for purposes of determining whether a quorum is present. Failure of a quorum to be present at the meeting will necessitate adjournment of the meeting and will subject us to additional expense. Under our bylaws, the chairperson of the meeting may adjourn the meeting if less than a quorum is present at the meeting.

        The nominee for election as Trustee described in proposal 1 will be elected if she receives a plurality of all votes cast. The affirmative vote of a majority of the votes cast at the meeting will be necessary to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm in proposal 2. Proposal 2 is a nonbinding shareholder advisory vote and, if approved, would serve only as a recommendation to our Board.

        The individuals named as proxies on a properly completed proxy will vote in accordance with your directions as indicated thereon. If you properly complete your proxy and give no voting instructions, your shares will be voted "FOR" the nominee for Trustee in proposal 1 and "FOR" proposal 2.

        Shareholders of record may authorize a proxy to vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability mailed to them, or, if they requested and received paper or email copies of proxy materials, by completing and returning the proxy card or by attending the meeting and voting in person. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. Eastern time on Tuesday, May 15, 2012.

        Broker non-votes occur in respect of shares held in street name when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter. Broker non-votes and abstentions will have no effect on the outcome of proposals 1 and 2. A proxy marked "WITHHOLD" will have the same effect as an abstention.

        The record date for the meeting will apply to any adjournment or postponement of the meeting unless our Board fixes a new record date for the adjourned or postponed meeting. If we adjourn the annual meeting, we will announce the time and place of the adjourned meeting at the original meeting, but we do not intend to deliver another notice of the meeting unless we fix a new record date for the adjourned meeting. At any subsequent reconvening of the annual meeting, all proxies will be voted in the same manner as they would have been at the original convening of the meeting (except for any proxies that have been effectively revoked or withdrawn).

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares. If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll-Free at (877) 825-8971

        A shareholder of record who has given a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, by authorizing at a later date a proxy to vote his or her common shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability or by attending the meeting and voting his or her common shares in person. If a shareholder of record wants to receive a paper or email copy of the proxy card, he or she may request one. Proxies submitted by mail, over the internet or by telephone must be received by 11:59 p.m. Eastern time on May 15, 2012. If your shares are held in the name of a brokerage firm, bank, nominee or other institution and you wish to change a prior instruction you gave to your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the brokerage firm's, bank's, nominee's or other institution's instructions for changing your prior voting instructions. In addition, if you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the meeting.

        Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

        Our website address is included in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

Notice Regarding the Availability of Proxy Materials

        From the date of mailing of the Notice of Internet Availability through the conclusion of the meeting, shareholders will be able to access all of the proxy materials on the internet at www.proxyvote.com. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including our annual report to shareholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability. The website designated contains instructions as to how to vote over the internet or by telephone. The Notice of Internet Availability also instructs you as to how you may request a paper or email copy of the proxy card. If you received a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

PROPOSAL 1
ELECTION OF ONE INDEPENDENT TRUSTEE

        The number of our Trustees is fixed at five, and our Board is divided into three classes, with two Trustees in Class I, two Trustees in Class II and one Trustee in Class III. Trustees in each class are elected for three year terms and serve until their successors are elected and qualified.

        Our current Trustees are Barbara D. Gilmore in Class III with a term of office expiring at the meeting to which this proxy statement relates, John L. Harrington and Adam D. Portnoy in Class I with a term of office expiring at our 2013 annual meeting of shareholders and Barry M. Portnoy and Jeffrey P. Somers in Class II with a term of office expiring at our 2014 annual meeting of shareholders. The term of the Class III Trustee elected at the meeting to which this proxy statement relates will expire at our 2015 annual meeting of shareholders.

        Our Trustees are also categorized as Independent Trustees or Managing Trustees. Our Board is composed of three Independent Trustees and two Managing Trustees. Our Independent Trustees are not employees of Reit Management & Research LLC, or RMR, our manager, are not involved in our day to day activities and are persons who qualify as independent under our declaration of trust, our bylaws and the applicable rules of the NYSE and the Securities and Exchange Commission, or SEC. Our Managing Trustees have been employees, officers or directors of RMR or involved in our day to day activities for at least one year. Messrs. Harrington and Somers and Ms. Gilmore are our Independent Trustees, and Messrs. Barry Portnoy and Adam Portnoy are our Managing Trustees. Biographical information relating to our Trustees and other information relating to our Board appears elsewhere in this proxy statement.

        Our Board has nominated Ms. Barbara D. Gilmore for election as the Independent Trustee in Class III, whose nomination was recommended to our Board by our Nominating and Governance Committee. The term of the Independent Trustee in Class III elected at the meeting will expire at our 2015 annual meeting of shareholders. The persons named in the accompanying proxy intend to exercise properly executed and delivered proxies "FOR" the election of Ms. Gilmore, except to the extent that properly completed proxies indicate that the votes should not be so cast.

        Ms. Gilmore has agreed to serve as the Independent Trustee in Class III if elected. If, however, Ms. Gilmore becomes unable or unwilling to accept election to our Board, the proxies will be voted for the election of a substitute nominee designated by our Board. Our Board has no reason to believe that Ms. Gilmore will be unable or unwilling to serve.

        Ms. Gilmore will be elected as the Independent Trustee in Class III if she receives a plurality of all votes cast.

        Our Board recommends you vote "FOR" the election of Ms. Gilmore as the Independent Trustee in Class III.

 PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        On January 18, 2012, our Audit Committee voted to appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (our fiscal year being a calendar year). Ernst & Young LLP acted as our independent registered public accounting firm for 2010 and 2011. A representative of Ernst & Young LLP is expected to be present at the meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the meeting. Proposal 2 is nonbinding. If the appointment is not ratified, our Audit Committee will consider whether to appoint another independent registered public accounting firm in its discretion. If the appointment is ratified, our Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time if it determines that such a change would be advisable.

        The fees for services provided by Ernst & Young LLP to us for the last two fiscal years were as follows:

	2010	2011
Audit Fees	$598,500	$660,550
Audit Related Fees	—	—
Tax Fees	14,500	15,150

Subtotal	613,000	675,700
All Other Fees	—	—

Total Fees	$613,000	$675,700

        Our Audit Committee has established policies and procedures that are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence. Under these policies, no services may be undertaken by our independent registered public accounting firm unless the engagement is specifically approved by our Audit Committee or the services are included within a category that has been approved by our Audit Committee. The maximum charge for services is established by our Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, our management is required to notify our Audit Committee when approved services are undertaken and the Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. Our Director of Internal Audit is responsible to report to our Audit Committee regarding compliance with these policies and procedures.

        Our Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, our Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

        All services for which we engaged our independent registered public accounting firm in 2010 and 2011 were approved by our Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2010 and 2011 are set forth above. The tax fees charged by Ernst & Young LLP during 2010 and 2011 were for tax compliance services related to our income tax returns for the fiscal years ended December 31, 2009 and 2010, respectively. Our Audit Committee approved the engagement of Ernst & Young LLP to provide these non-audit services because it determined that Ernst & Young LLP's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

        The affirmative vote of a majority of the votes cast will be necessary for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The shareholder vote on proposal 2 is advisory and nonbinding and serves only as a recommendation to our Board.

        Our Board recommends you vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

 SOLICITATION OF PROXIES

        Proxies may be solicited, without additional compensation, by our Trustees, officers and employees, and by RMR and its directors, officers and employees by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our common shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained Innisfree to assist in the solicitation of proxies for a fee of $15,000 plus reimbursement of expenses. We have agreed to indemnify Innisfree against certain liabilities arising out of our agreement with Innisfree.

TRUSTEES AND EXECUTIVE OFFICERS

        The following are the ages and recent principal occupations, as of February 22, 2012, of our nominees, Trustees and executive officers. Unless otherwise specified, the business address of our nominees, Trustees and executive officers is c/o Government Properties Income Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

Independent Trustee Nominee for a Term Expiring in 2015

BARBARA D. GILMORE, Age: 61

        Ms. Gilmore has been one of our Independent Trustees since 2009. Ms. Gilmore has served as a professional law clerk at the United States Bankruptcy Court, Central Division of the District of Massachusetts, since 2001. Ms. Gilmore was a partner of the law firm of Sullivan & Worcester LLP from 1993 to 2000, during which time she was appointed and served as trustee or examiner in various cases involving business finance matters. Ms. Gilmore has been an Independent Director of Five Star Quality Care, Inc., or Five Star, since 2004 and TravelCenters of America LLC, or TA, since 2007.

        Our Board concluded that Ms. Gilmore is qualified to serve as one of our Independent Trustees based upon, among other things, her professional skills and experience in legal and business finance matters, her government service, her work on public company boards and board committees, her institutional knowledge gained through service on our Board since shortly after our formation and her qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, our declaration of trust and our bylaws. Ms. Gilmore is an Independent Trustee in Class III and, if elected at the meeting, her term will expire at our 2015 annual meeting of shareholders.

Independent Trustees Continuing in Office

JOHN L. HARRINGTON, Age: 75

        Mr. Harrington has been one of our Independent Trustees since 2009. Mr. Harrington was Chairman of the Board of the Yawkey Foundation (a charitable foundation) from 2002 to 2003 and since 2007, serving as one of its trustees since 1982 and as Executive Director from 1982 to 2006. He was also a Trustee of the JRY Trust from 1982 through 2009. Mr. Harrington was Chief Executive Officer and General Partner of the Boston Red Sox Baseball Club from 1986 to 2002 and served as that organization's Vice President and Chief Financial Officer prior to that time. He was President of

Boston Trust Management Corp. from 1981 to 2006 and a principal of Bingham McCutchen Sports Consulting LLC from 2007 to 2008. Mr. Harrington represented the Boston Red Sox majority interest in co-founding The New England Sports Network, or NESN, managing NESN from 1981 to 2002. Mr. Harrington served as a Director of Fleet Bank from 1995 to 1999 and of Shawmut Bank of Boston from 1986 to 1995, a Member of the Major League Baseball Executive Council from 1998 to 2001, Assistant Secretary of Administration and Finance for the Commonwealth of Massachusetts in 1980, Treasurer of the American League of Professional Baseball Clubs from 1970 to 1972, Assistant Professor and Director of Admissions, Carroll Graduate School of Management at Boston College from 1967 through 1970 and as Supervisory Auditor for the U.S. General Accounting Office from 1961 through 1966. Mr. Harrington has held many civic leadership positions and received numerous leadership awards and honorary doctorate degrees. Mr. Harrington holds a Massachusetts license as a certified public accountant. Mr. Harrington has been an Independent Trustee of Hospitality Properties Trust, or HPT, and of Senior Housing Properties Trust, or SNH, since 1995 and 1999, respectively. Mr. Harrington has been an Independent Trustee of RMR Real Estate Income Fund, or RIF, and its predecessor funds since shortly after their formation (the earliest of which was in 2002) and was an Independent Trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009.1 Mr. Harrington served as an Independent Director of Five Star from 2001 to 2003.

        Our Board concluded that Mr. Harrington is qualified to serve as one of our Independent Trustees based upon, among other things, his demonstrated leadership capability, his work on public company boards and board committees and in key management roles in various enterprises, his professional skills and expertise in accounting, finance and risk management and experience as a chief financial officer, his expertise in compensation and benefits matters, his service with government and experience in public policy matters, his institutional knowledge earned through service on our Board since shortly after our formation and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, our declaration of trust and our bylaws. Mr. Harrington is an Independent Trustee in Class I, and his term expires at our 2013 annual meeting of shareholders.

JEFFREY P. SOMERS, Age: 68

        Mr. Somers has been one of our Independent Trustees since 2009. Mr. Somers has been, since 2010, Of Counsel to, and from 1995 to 2009, was a member, and for six of those years a managing member, of the law firm of Morse, Barnes-Brown & Pendleton, PC. Prior to that time, he was a partner for more than 20 years at the law firm of Gadsby Hannah LLP (now McCarter & English, LLP) and for eight of those years was managing partner of the firm. Since 2002, Mr. Somers has served as a Director for Cantella Management Corp., a holding company for Cantella & Co., Inc., an SEC registered broker dealer. From 1995 to 2001 he served as a Trustee for the Pictet Funds. Before entering private law practice, Mr. Somers was a staff attorney at the SEC in Washington, D.C. He has previously served as a trustee for Glover Hospital, which is now part of Beth Israel Deaconess Hospital, among various other civic leadership roles. Mr. Somers has been an Independent Trustee of RIF and its predecessor funds since 2009 and was an Independent Trustee of RMR Funds Series Trust from 2009 until its later dissolution in 2009. Mr. Somers has been an Independent Trustee of SNH since 2009.

1
RIF, its predecessor funds and RMR Funds Series Trust are collectively referred to herein as the "RMR Funds."

        Our Board concluded that Mr. Somers is qualified to serve as one of our Independent Trustees based upon, among other things, his expertise in legal, corporate governance and regulatory matters, his leadership role as a law firm managing member, his service as a trustee of public investment companies, his experience in complex business transactions, his various civic roles, his familiarity with finance and accounting matters, his institutional knowledge earned through service on our Board since shortly after our formation and his qualifying as an Independent Trustee in accordance with the requirements of the NYSE, the SEC, our declaration of trust and our bylaws. Mr. Somers is an Independent Trustee in Class II, and his term expires at our 2014 annual meeting of shareholders.

Managing Trustees Continuing in Office

ADAM D. PORTNOY, Age: 41

        Mr. Adam D. Portnoy has been one of our Managing Trustees since our formation in 2009. Mr. Portnoy has been a Managing Trustee of CommonWealth REIT, or CWH, HPT and SNH since 2006, 2007 and 2007, respectively. Mr. Portnoy has been an Interested Trustee of RIF and its predecessor funds since 2009. Mr. Portnoy has been President of CWH since 2011 and was an Executive Vice President of CWH from 2003 through 2006. He was our President from our formation in 2009 until 2011. Mr. Portnoy has been an executive officer of RMR since 2003 and currently is the President, Chief Executive Officer and a Director of RMR. Additionally, Mr. Portnoy is an owner of RMR and of RMR Advisors, Inc., or RMR Advisors, an SEC registered investment advisor. Mr. Portnoy has been President and Director of RMR Advisors since 2007 and was a Vice President prior to that time since 2003. He has also been President of RIF and its predecessor funds since 2007 and was President of RMR Funds Series Trust from its formation in 2007 until its dissolution in 2009. Prior to becoming President in 2007, Mr. Portnoy served as Vice President of certain of the closed end RMR Funds beginning in 2004. Prior to 2004, Mr. Portnoy held various positions in the finance industry and public sector, including as a Senior Investment Officer of the International Finance Corporation (a member of The World Bank Group) and Vice President of an investment bank. Mr. Portnoy is also currently Honorary Consul General of the Republic of Bulgaria to Massachusetts. Mr. Adam Portnoy is the son of Mr. Barry Portnoy, our other Managing Trustee.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his extensive experience in and knowledge of the commercial real estate industry and real estate investment trusts, or REITs, his leadership position with RMR, his public company director service, his demonstrated management ability, his experience in investment banking, his government organization service, his institutional knowledge earned through service on our Board since our formation and in key leadership positions with our manager for eight years and his qualifying as a Managing Trustee in accordance with the requirements of our declaration of trust and our bylaws. Mr. Adam Portnoy is a Managing Trustee in Class I, and his term expires at our 2013 annual meeting of shareholders.

BARRY M. PORTNOY, Age: 66

        Mr. Barry M. Portnoy has been one of our Managing Trustees since our formation in 2009. Mr. Portnoy has been a Managing Trustee of CWH, HPT and SNH since 1986, 1995 and 1999, respectively. He has been a Managing Director of Five Star and TA since 2001 and 2006, respectively. Mr. Portnoy is an owner of RMR and of RMR Advisors. Mr. Portnoy has been an owner and a

Director of RMR (and its predecessor) since its founding in 1986, a full time employee of RMR since 1997, the Chairman of RMR since 1998 and a Director and Vice President of RMR Advisors since 2002. Mr. Portnoy has been an Interested Trustee of RIF and its predecessor funds from shortly after their formation (the earliest of which was in 2002) and was an Interested Trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009. Mr. Portnoy practiced law for many years as a partner in, and chairman of, a law firm until 1997. Mr. Barry Portnoy is the father of Mr. Adam Portnoy, our other Managing Trustee.

        Our Board concluded that Mr. Portnoy is qualified to serve as one of our Managing Trustees based upon, among other things, his demonstrated leadership capability, his extensive experience in and knowledge of the commercial real estate industry and REITs, his leadership position with RMR, his extensive public company director service, his professional skills and expertise in, among other things, legal and regulatory matters, his institutional knowledge earned through prior service on our Board and in key leadership positions with our manager and his qualifying as a Managing Trustee in accordance with the requirements of our declaration of trust and our bylaws. Mr. Barry Portnoy is a Managing Trustee in Class II, and his term expires at our 2014 annual meeting of shareholders.

Executive Officers

DAVID M. BLACKMAN, Age: 49

        Mr. Blackman has been our President and Chief Operating Officer since 2011 and was our Treasurer and Chief Financial Officer from 2009 until 2011. Previously, Mr. Blackman had been employed as a banker at Wachovia Corporation and its predecessors for 23 years, focused on real estate finance matters, including serving as a Managing Director in the real estate section of Wachovia Capital Markets, LLC from 2005 through 2009. Mr. Blackman has also been employed as a Senior Vice President of RMR since 2009.

MARK L. KLEIFGES, Age: 51

        Mr. Kleifges has been our Treasurer and Chief Financial Officer since 2011 and Treasurer and Chief Financial Officer of HPT since 2002. Mr. Kleifges was a Vice President of RMR Advisors from 2003 to 2004 and since 2004 has been its Treasurer. He has also served as Treasurer of the RMR Funds since their respective formations beginning in 2002, until, with respect to a particular fund, its merger out of existence or dissolution. Mr. Kleifges has also been an Executive Vice President of RMR since 2008 and has served in various capacities with RMR and its affiliates for over nine years. Mr. Kleifges is a certified public accountant.

        Except as noted with regard to Mr. Barry Portnoy and Mr. Adam Portnoy, there are no family relationships among any of our Trustees or executive officers. Our executive officers serve at the discretion of our Board.

        RMR, RMR Advisors, CWH, HPT, SNH, Five Star, TA and RIF may be considered to be affiliates of us. Each of RIF's predecessor funds and RMR Funds Series Trust may have been considered to be affiliates of us. RMR is a privately owned company that provides management services to public and private companies, including us, CWH, HPT, SNH, Five Star and TA. CWH is a publicly traded REIT that primarily owns office buildings and industrial properties. HPT is a publicly traded REIT that primarily owns hotels and travel centers. SNH is a publicly traded REIT that primarily owns senior living properties and medical office buildings. Five Star is a publicly traded real estate based operating company in the healthcare and senior living services business. TA is a publicly traded real estate based operating company in the travel center business. RIF and each of its predecessor funds is or was a closed end investment company registered under the Investment Company Act of 1940, as amended, or the 1940 Act. RMR Funds Series Trust was an open end investment company registered under the 1940 Act prior to its dissolution in 2009.

BOARD OF TRUSTEES

        Our business is conducted under the general direction of our Board as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on February 17, 2009.

        Three of our Trustees, John L. Harrington, Jeffrey P. Somers and Barbara D. Gilmore, are our Independent Trustees within the meaning of our declaration of trust and our bylaws. Two of our Trustees, Adam D. Portnoy and Barry M. Portnoy, are our Managing Trustees within the meaning of our bylaws.

        Our declaration of trust and our bylaws require that a majority of our Board be Independent Trustees. In determining the status of those Trustees who qualify as Independent Trustees, each year our Board affirmatively determines whether Trustees have a direct or indirect material relationship with us, including our subsidiaries, other than serving as our Trustees. When assessing a Trustee's relationship with us, our Board considers all relevant facts and circumstances, not merely from the Trustee's standpoint, but also from that of the persons or organizations with which the Trustee has an affiliation.

        Our Board has determined that Messrs. Harrington and Somers and Ms. Gilmore currently qualify as independent trustees under applicable NYSE rules and are Independent Trustees under our declaration of trust and our bylaws. In making these determinations, our Board considered each of these three Trustees' service in other enterprises and on the boards of other companies to which RMR and its affiliates provide management services. Our Board has concluded that none of these Trustees possessed or currently possesses any relationship that could impair his or her judgment in connection with his or her duties and responsibilities as a Trustee or that could otherwise be a direct or indirect material relationship under applicable NYSE standards.

        During 2011, our Board held five meetings, our Audit Committee held six meetings, our Compensation Committee held four meetings and our Nominating and Governance Committee held two meetings. During 2011, each Trustee attended 75% or more of the total number of meetings of our Board and any committee of which he or she was a member during the time in which he or she served on our Board or such committee. All of our Trustees attended last year's annual meeting of shareholders.

        Pursuant to our Governance Guidelines, our Independent Trustees meet at least once each year without management. The presiding Trustee at these meetings is the Chair of our Audit Committee, unless the Independent Trustees in attendance select another Independent Trustee to preside.

        We do not maintain directors' and officers' liability insurance for our Trustees and officers. Subject to certain limitations, our declaration of trust, our bylaws and separate indemnification agreements require that we indemnify our Trustees and officers.

Board Leadership Structure

        Our Board is comprised of both Independent Trustees and Managing Trustees, with a majority being Independent Trustees. Our Independent Trustees are not employees of RMR, are not involved in our day to day activities and are persons who qualify as independent under our declaration of trust, our bylaws and the applicable rules of the NYSE and SEC. Our Managing Trustees have been employees, officers or directors of RMR or involved in our day to day activities for at least one year. Our Board is composed of three Independent Trustees and two Managing Trustees. Our President and our Treasurer are not members of our Board, but they regularly attend Board meetings, as does our Director of Internal Audit. Other officers of RMR also sometimes attend Board meetings at the invitation of our Board.

        Our Audit, Compensation and Nominating and Governance Committees are comprised solely of our Independent Trustees, and an Independent Trustee serves as Chair of each such committee. Our three standing committees have responsibilities related to our leadership and governance, including among other things: (1) our Audit Committee reviews our financial reports, oversees our accounting and financial reporting processes, selects our independent accountants, determines the compensation paid to our independent accountants and assists our Board with its oversight of our internal audit function and our compliance with legal and regulatory requirements; (2) our Compensation Committee annually evaluates the performance of our Director of Internal Audit and approves the compensation we pay to him, determines any compensation that we directly pay to our President, reviews and approves any compensation that we directly pay to our Treasurer and any other senior executive of ours who is also a senior executive of RMR, reviews our business and property management agreements with RMR, evaluates RMR's performance under those agreements and the expenses, costs and compensation we pay under those agreements, approves those expenses, costs and compensation that we pay under those agreements, determines whether those agreements will be renewed, amended, terminated or allowed to expire and administers all our equity compensation awards; and (3) our Nominating and Governance Committee considers nominees to serve on our Board, recommends to our Board nominees for election to our Board, assesses our Board's performance and reviews and assesses our Board leadership structure and Governance Guidelines and recommends to the Board any changes it determines appropriate. The Chairs of the Audit, Compensation and Nominating and Governance Committees set the agenda for their respective committee meetings, but committee members, our Managing Trustees or members of our management may suggest agenda items to be considered by these committees.

        We do not have a Chairman of our Board or a lead Independent Trustee. The President, any Managing Trustee or any two Independent Trustees may call a special meeting. Our Managing Trustees, in consultation with our President and Treasurer, set the agenda for our Board meetings, and any Independent Trustee may place an item on an agenda by providing notice to a Managing Trustee, our President or our Treasurer. Discussions at Board meetings are led by the Managing Trustee or Independent Trustee who is most knowledgeable on a subject. Our Board is small, which facilitates informal discussions and communication from management to the Board and among Trustees. Our

Independent Trustees meet to consider Company business without the attendance of our Managing Trustees or our officers, and they meet separately with our officers, with our Director of Internal Audit and with our outside accountants. In such meetings of our Independent Trustees, the Chair of the Audit Committee presides unless the Independent Trustees determine otherwise.

        In light of the size of our Board and the oversight provided by and involvement of our Independent Trustees and Board committees in the leadership of our Company, our Board considers that our current leadership structure and conduct combines appropriate leadership with the ability to conduct our business efficiently and with appropriate care and attention.

Risk Oversight

        Our Board oversees risk as part of its general oversight of our Company, and oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. The actual day to day business of our Company is conducted by RMR, and RMR implements risk management in its activities. In discharging their oversight responsibilities, our Board and Board committees regularly review a wide range of reports provided to them by RMR and other service providers, including reports on market and industry conditions, operating and compliance reports, financial reports, reports on risk management activities, regulatory and legislative updates that may impact us, legal proceedings updates and reports on other business related matters, and discusses such matters among themselves and with representatives of RMR, counsel and our independent accountants. Our Audit Committee, which meets at least quarterly and reports its findings to our Board, performs a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and our compliance with legal and regulatory requirements. Our Board and Audit Committee review periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also annually reviews, approves and oversees an internal audit plan developed by our Director of Internal Audit with the goal of helping our Company systematically evaluate the effectiveness of our risk management, control and governance processes, and periodically meets with our Director of Internal Audit to review the results of our internal audits, and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Our Compensation Committee also evaluates the performance of our Director of Internal Audit and RMR's performance under our business and property management agreements. Also, our Compensation Committee and our Board consider the fact that we have a share grant program that requires share grants to vest over a period of years, rather than a stock option program such as is employed by many other publicly owned companies. We believe that the use of share grants vesting over time rather than stock options mitigates the incentives for our management to undertake undue risks and encourages our management to make longer term, less risk prone decisions.

        While a number of risk management functions are performed, it is not possible to identify all of the risks that may affect us or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for our Company to bear certain risks to achieve our objectives. As a result of the foregoing and other factors, our Company's ability to manage risk is subject to substantial limitations.

 BOARD COMMITTEES

        We have a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, each of which has a written charter. Each of the above committees is currently comprised of Messrs. Harrington and Somers and Ms. Gilmore, who are independent under applicable NYSE listing standards and each committee's respective charter, and, in the case of our Audit Committee, the applicable independence requirements of the SEC. Our Audit Committee, Compensation Committee and Nominating and Governance Committee are delegated the powers of our Board necessary to carry out their responsibilities.

        Our Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The primary function of our Audit Committee is to assist our Board in fulfilling its responsibilities for oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) our independent registered public accounting firm's qualifications and independence; and (4) the performance of our internal audit function and independent registered public accounting firm. Our Board has determined that Mr. Harrington is our Audit Committee financial expert and is "independent" as defined by the rules of the SEC and the NYSE. Our Board's determination that Mr. Harrington is our Audit Committee financial expert was based upon his experience as: (i) Executive Director of a large charitable organization; (ii) Chief Executive Officer of a major professional sports business; (iii) a member of our Audit Committee and of the audit committees of other publicly owned companies; (iv) a certified public accountant; (v) a Director of a large national bank; and (vi) a college professor of accounting. Additionally, our Board has determined that Mr. Harrington's simultaneous service on the audit committees of HPT, SNH and RIF will not impair his ability to effectively serve on our Audit Committee. Under its charter, our Audit Committee has the final authority and responsibility to select our independent registered public accounting firm.

        Our Compensation Committee's primary responsibilities include: (1) reviewing the terms of RMR's business management and property management agreements with us, evaluating the performance of RMR under these agreements and the expenses, costs and compensation we pay under these agreements, approving those expenses, costs and compensation that we are required to pay under these agreements and making determinations regarding continuance of or changes to these agreements; (2) evaluating the performance of our President and determining and approving any compensation, including any equity compensation, paid directly by us to our President; (3) evaluating the performance of our Director of Internal Audit and determining the compensation payable to him and the costs of our internal audit function generally; (4) evaluating, approving and administering all of our equity compensation plans; (5) evaluating whether our executive compensation programs encourage appropriate levels of risk taking by our executives; and (6) reviewing and considering the incentives and risks associated with our compensation policies and practices.

        The responsibilities of our Nominating and Governance Committee include: (1) identification of individuals qualified to become members of our Board and recommending to our Board the Trustee nominees for each annual meeting of shareholders or when Board vacancies occur; (2) development, and recommendation to our Board of governance guidelines; and (3) evaluation of the performance of our Board.

        The charter of each of our standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter.

        Our policy with respect to Board members' attendance at our annual meetings of shareholders can be found in our Governance Guidelines, the full text of which appears at our website at www.govreit.com. In addition to our Governance Guidelines, copies of the charters of our Audit, Compensation and Nominating and Governance Committees, as well as our Code of Business Conduct and Ethics, may be obtained free of charge at our website, www.govreit.com, or by writing to our Secretary, Government Properties Income Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

COMMUNICATIONS WITH TRUSTEES

        Any shareholder or other interested person who desires to communicate with our Independent Trustees or any Trustees, individually or as a group, may do so by filling out a report at our website, www.govreit.com, by calling our toll-free confidential message system at (866) 511-5038 or by writing to the party for whom the communication is intended, c/o Director of Internal Audit, Government Properties Income Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. Our Director of Internal Audit will then deliver any communication to the appropriate party or parties.

SELECTION OF CANDIDATES FOR TRUSTEES;
SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS

        Our Board has established Governance Guidelines which, together with our declaration of trust and our bylaws, set forth the qualifications for service on our Board. Our Governance Guidelines may be changed from time to time by our Board upon the recommendation of our Nominating and Governance Committee. Our Board makes nominations of persons to be elected by shareholders as Trustees. Our Board also elects Trustees to fill Board vacancies that may occur from time to time. In both these circumstances, our Board will act upon recommendations made by our Nominating and Governance Committee.

        In considering candidates to serve as Trustees, our Nominating and Governance Committee seeks individuals who have qualities that the Committee believes will be effective in serving our long term best interests. Among the characteristics that the Committee considers are the following: integrity, experience, achievements, judgment, intelligence, competence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties, likelihood that a candidate will be able to serve on our Board for an extended period and other matters that our Nominating and Governance Committee deems appropriate. While our Board does not have a specific diversity policy in connection with the selection of nominees for Trustee, due consideration is given to our Board's desire for an overall balance of diversity of perspectives, backgrounds and experiences. Our Board does not consider gender, sexual orientation, race, religion, ethnicity, national origin or citizenship to be relevant considerations and does not discriminate on the basis of such criteria. When considering candidates, our Nominating and Governance Committee will also assist our Board in determining the desired mix of experience, skills, attributes and other criteria that will strengthen our Board in a way that best serves the long term interests of our Company and complement the experience, skills, attributes and qualifications of existing Trustees. Depending on whether the position to be filled is that of an Independent Trustee or a Managing Trustee, the qualifications of the candidate to meet the criteria for each such category of Trustee is considered. In seeking candidates for Trustee who have not previously served as our Trustees, the Nominating and Governance Committee may use the business, professional and personal contacts of its members, it may accept recommendations from other Board members and, if it considers it appropriate, the Nominating and Governance Committee may engage a professional search firm.

        In 2011, we did not pay any third party to identify or to assist in the evaluation of any candidate for election to our Board. We did not receive any shareholder recommendations or nominations for our Board for the 2012 annual meeting of shareholders, except the nomination made by our Board and recommendation by our Nominating and Governance Committee, each of which includes Board members who are shareholders of record.

        Shareholder Recommendations for Nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as Trustees who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made by such shareholder's written notice to the Chair of our Nominating and Governance Committee and our Secretary, which notice should contain or be accompanied by the information and documents with respect to the recommended nominee and recommending shareholder that the recommending shareholder believes to be relevant or helpful to our Nominating and Governance Committee's deliberations. Our Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Any recommended nominee will be considered by our Nominating and Governance Committee in its discretion using the same criteria as other candidates considered by it.

        The preceding paragraph applies only to shareholder recommendations for nominees to our Nominating and Governance Committee. A shareholder nomination must be made in accordance with the provisions of our bylaws, including the procedures discussed below, and applicable state and federal laws.

        2013 Annual Meeting Deadlines for Shareholder Proposals Pursuant to Rule 14a-8 under the Exchange Act.    Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2013 annual meeting of shareholders must be received at our principal executive offices on or before October 26, 2012, in order to be considered for inclusion in our proxy statement for our 2013 annual meeting of shareholders, provided that if we hold our 2013 annual meeting on a date that is more than 30 days before or after May 16, 2013, shareholders must submit proposals for inclusion in our 2013 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.

        2013 Annual Meeting Deadlines for Shareholder Nominations and Shareholder Proposals not Made Pursuant to Rule 14a-8 under the Exchange Act.    In order for one or more shareholders properly to propose a nominee for election to our Board or propose business outside of Rule 14a-8 under the Exchange Act, the shareholder(s) must comply in all respects with the advance notice and other provisions set forth in our bylaws, which currently include, among other things, requirements as to the shareholder's timely delivery of advance notice, share ownership and submission of specified information. For example, to nominate a Trustee for election to our Board at our annual meeting, the shareholder(s) must, among other things: (1) at the date such shareholder gives its advance notice, hold individually or in the aggregate at least 3% of our shares entitled to vote at the meeting on such election and must have held such shares continuously for at least three years and continuously hold such shares through and including the time of the annual meeting (including any adjournment or postponement thereof); (2) be a shareholder of record at the time of giving notice through and including the time of the annual meeting (including any adjournment or postponement thereof); (3) be entitled to make nominations and to vote at the meeting on such election; (4) hold a certificate for all shares of beneficial interest of the Company owned by such shareholder during all times described in clause (1); and (5) comply with the advance notice procedures as to such nomination. The advance notice must set forth detailed specified information about the nominee and the nominee's affiliates and associates, the shareholder making the nomination and affiliates and associates of that shareholder, and provide to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the shareholder's nomination.

        As a further example, to propose other business to be considered by the shareholders at our annual meeting (other than the nomination of individuals for election to our Board), the shareholder must: (1) have continuously held at least $2,000 in market value, or 1% of our shares entitled to vote at the meeting on the proposal for such business for at least one year from the date the shareholder gives its advance notice and continuously hold such shares through and including the time of the annual meeting (including any adjournment or postponement thereof); (2) be a shareholder of record at the time of giving notice through and including the time of the annual meeting (including any adjournment or postponement thereof); (3) be entitled to propose such business and to vote at the meeting on the proposal for such business; (4) hold a certificate for all shares of beneficial interest of the Company owned by such shareholder during all times described in clause (1); and (5) comply with the advance notice procedures as to such business. The advance notice must set forth a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of the shareholder, a description of all agreements, arrangements and understandings involving the shareholder in connection with the proposal of such business and a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the business before the meeting.

        In addition, at the same time as the submission of a shareholder nomination or proposal for consideration at a meeting of our shareholders that, if elected or approved and implemented by us, would cause us to be in breach of any covenant in or in default under any debt instrument or agreement or other material agreement of ours or any subsidiary of ours, the shareholder must submit to our Secretary (i) evidence satisfactory to our Board of the lender's or contracting party's willingness to waive the breach of covenant or default, or (ii) a detailed plan for repayment of the applicable indebtedness or curing the contractual breach or default and satisfying any resulting damage, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to our Board in its discretion, and evidence of the availability to us of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to us, as determined by our Board in its discretion. Additionally, if (i) the submission of a shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if elected or approved, implemented by us without our or any subsidiary of ours, or the proponent shareholder, the nominee, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any governmental or regulatory body, or a governmental action, or (ii) such shareholder's ownership of our shares or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, the nominee or their respective affiliates or associates would require governmental action, then, at the same time as the submission of the shareholder nomination or proposal of other business, the proponent shareholder shall submit to our Secretary (x) evidence satisfactory to our Board that any and all governmental action has been given or obtained, including, without limitation, such evidence as our Board may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder's diligent and best efforts, a detailed plan for making or obtaining the governmental action prior to the election of the nominee or the implementation of the proposal for other business, which plan must be satisfactory to our Board in its discretion.

        Our bylaws require that shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act at our 2013 annual meeting of shareholders must be submitted, in accordance with the requirements of our bylaws, not later than 5:00 p.m. Eastern time on October 26, 2012 (which is also the date, after which, shareholder nominations and proposals made outside of Rule 14a-8 under the Exchange Act would be considered "untimely" within the meaning of Rule 14a-4(c) under the Exchange Act) and not earlier than September 26, 2012; provided, that, if our 2013 annual meeting is called for a date that is more than 30 days earlier or later than May 16, 2013, then a shareholder's notice must be so delivered not later than 5:00 p.m. Eastern time on the tenth day following the earlier of the day on which (1) notice of the date of our 2013 annual meeting is mailed or otherwise made available or (2) public announcement of the date of our 2013 annual meeting is first made by us.

        The foregoing description of the procedures for a shareholder to propose a nomination for election to our Board or other business for consideration at an annual meeting is only a summary and is not a complete listing of all requirements. Copies of our bylaws, including the provisions that concern shareholder recommendations and the requirements for shareholder nominations and other proposals, may be obtained by writing to our Secretary at Government Properties Income Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC's website at www.sec.gov. Any shareholder considering making a nomination or other proposal should carefully review and comply with those provisions. Under our declaration of trust and our bylaws, a shareholder is obligated to indemnify us for costs and expenses we incur arising from the shareholder's breach or failure to fully comply with any covenant, condition or provision of our declaration of trust or our bylaws, including costs and expenses we may incur as a result of the shareholder's failure to comply with the requirements to make nominations and proposals.

 COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

        We do not have any employees. None of our executive officers has an employment agreement with us or any agreement that becomes effective upon his termination or a change in control of us. Our manager, RMR, provides services that otherwise would be provided by employees. RMR conducts our day to day operations on our behalf and compensates our named executive officers, Messrs. Blackman and Kleifges, directly and in its sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our 2009 Incentive Share Award Plan, or Share Award Plan, discussed below. Although our Compensation Committee reviews and approves our business management and property management agreements with RMR, it is not involved in compensation decisions made by RMR for its employees other than the employee serving as our Director of Internal Audit. Our payments to RMR are described in Related Person Transactions and Company Review of Such Transactions in this proxy statement.

        In September 2011, the Chair of our Compensation Committee met with our Managing Trustees and the chairs of the compensation committees of the other public REITs, the RMR Funds and the operating companies for which RMR and its affiliates provide management services. RMR provides management services to: (1) CWH, a publicly traded REIT that primarily owns office buildings and industrial properties; (2) SNH, a publicly traded REIT that primarily owns senior living properties and medical office buildings; (3) Five Star, a publicly traded real estate based operating company in the healthcare and senior living services business; (4) TA, a publicly traded real estate based operating company in the travel center business; and (5) HPT, a publicly traded REIT that primarily owns hotels and travel centers. The purpose of this meeting was, among other things, to discuss compensation philosophy and factors that may affect compensation decisions, to consider the compensation payable by us to our Director of Internal Audit who provides services to us and to other companies managed by RMR and its affiliates, to consider the allocation of internal audit and related services costs among us and other companies to which RMR or its affiliates provide internal audit and related services, to provide a comparative understanding of potential share grants by us and the other affected companies and to hear and consider recommendations from our Managing Trustees concerning potential share grants. The share grants made by the companies and other REITs managed by RMR and its affiliates are considered to be appropriately comparable because of the similarities between certain services we require from our share grantees and the services provided to these other companies and, in particular, with respect to the other REITs managed by RMR. Subsequent to this meeting, the members of our Compensation Committee held a meeting at which the Chair provided a report of the information discussed with the Managing Trustees and others, and made recommendations for share grants to executive officers. Our Compensation Committee then discussed these recommendations and other factors, including the following factors for the 2011 share grants: (1) the value of the proposed share grants; (2) the historical awards previously granted to each executive officer and the corresponding values at the time of the grants; (3) the recommendations by RMR as presented by our Managing Trustees; (4) the value of share grants to executive officers providing comparable services at other REITs and companies managed by RMR; (5) changes, if any, in the responsibilities assigned to, or assumed by, each executive officer during the past year and on a going forward basis; (6) the length of historical services to us by each executive officer; (7) the responsibilities of each executive officer and the Committee's perception regarding the quality of the services provided by each executive officer in carrying out those responsibilities; and (8) our financial and operating performance in the past year and our perceived future prospects. Our Compensation Committee considered these multiple factors in determining whether to increase or decrease the amounts of the prior year's grants. There was no formulaic approach using these various factors in determining the number of shares to award to each executive officer. The share amounts were determined on a subjective basis using the various factors at our Compensation Committee's sole discretion. Our former President and current Managing Trustee, Mr. Adam Portnoy, participated in his capacity as a Managing Trustee and as President of RMR in recommending the share grants, but otherwise our executive officers did not participate in these meetings and were not involved in determining or recommending the amount or form of executive compensation. Our Compensation Committee did not engage compensation consultants to participate in the determination or recommendation of the amount or form of executive compensation.

        In evaluating our compensation process for 2011, our Compensation Committee generally considered the results of the 2011 advisory vote of our shareholders on the compensation of the executive officers named in our 2011 proxy statement. Our Compensation Committee noted that more than 98% of votes cast approved of the compensation of those executive officers as described in our 2011 proxy statement. Our Compensation Committee considered these voting results as supportive of the committee's general executive compensation practices.

Analysis of Grants under Our Share Award Plan

        Although we do not pay any cash compensation directly to our officers and have no employees, we have adopted a Share Award Plan to reward our executive officers and other RMR employees who provide services to us and to foster a continuing identity of interest between them and our shareholders. We award shares under our Share Award Plan to recognize our executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of our executives with those of our other shareholders and motivate the executives to remain employees of our manager and to continue to provide services to us through the term of the awards.

        Under its charter, our Compensation Committee evaluates, approves and administers our equity compensation plans, which currently consist solely of our Share Award Plan providing for the grants of our common shares. The Compensation Committee has historically determined to use grants of restricted common shares rather than stock options as equity compensation. Because the value of our common shares may be determined in part by reference to its dividend yield relative to market interest rates rather than by its potential for capital appreciation, we believe a conventional stock option plan might not provide appropriate incentives for management for a business like ours, but a share grant plan may create a better identity of interests between management and other shareholders. Also, because we believe a stock option plan may encourage excessive short term risk taking, we have historically granted restricted shares rather than stock options.

        Our Compensation Committee uses comparative information about other REITs managed by RMR as additional data to help it determine whether it is awarding share amounts that it deems reasonable based on the characteristics of those REITs and their respective officers. The Compensation Committee also considers the size and structure of the other REITs and other RMR managed businesses, and the experience, length of service and scope of duties and responsibilities of the officers at these other companies to assess the value of the share awards proposed for our officers in light of the proposed awards for officers with comparable roles at the other companies. Our Compensation Committee reviewed the data regarding the other REITs and their officers, together with the other factors discussed above, but the Compensation Committee did not undertake a detailed comparison of the named executive officers across the REITs or other companies managed by RMR or assign weight to any particular characteristic of these other companies or their officers because our Compensation Committee determines the share amounts in its sole discretion on a non-formulaic basis. In 2011, the Compensation Committee considered the foregoing factors and decided to increase the number of shares awarded to our named executive officers in accordance with the recommendation of our Managing Trustees.

        We determine the fair market value of the shares granted based on the closing price of our common shares on the date of grant. The Compensation Committee has imposed, and may impose, vesting and other conditions on the granted common shares because it believes that time based vesting encourages the recipients of the share awards to remain employed by RMR and to continue to provide services to us. The Compensation Committee currently uses a vesting schedule under which one fifth of the shares vest immediately and the remaining shares vest in four equal, consecutive annual installments commencing on the first anniversary of the date of grant. The Compensation Committee utilizes a four year time based vesting schedule to provide an incentive to provide services for a long term and in consideration of the tax treatment of the share grants to us and to the recipients. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, we may repurchase for nominal consideration the common shares that have not yet vested. As with other issued common shares, vested and unvested shares awarded under our Share Award Plan are entitled to receive distributions that we make on our common shares.

        Because the schedule for consideration of share awards by our Compensation Committee and our Board is determined on a regular schedule (i.e., in September for our officers and employees of RMR and at the first meeting of our Board after the annual meeting of shareholders for our Board members), the proximity of any grants to earnings announcements or other market events, if any, is coincidental.

        We believe that our compensation philosophy and programs are designed to foster a business culture that aligns the interests of our executive officers with those of our shareholders. We believe that the equity compensation of our executive officers is appropriate to the goal of providing shareholders dependable, long term returns.

COMPENSATION COMMITTEE REPORT

        The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2011.

COMPENSATION COMMITTEE Barbara D. Gilmore, Chairman John L. Harrington Jeffrey P. Somers

 COMPENSATION TABLES

        The following tables provide: (1) summary 2011, 2010 and 2009 compensation information relating to our named executive officers; (2) information with respect to share awards made to, or held by, our named executive officers during the periods or at the dates specified below; and (3) compensation information relating to our Trustees for 2011. Our named executive officers consist of three individuals, our President and Chief Operating Officer (and former Treasurer and Chief Financial Officer), our former President and our Treasurer and Chief Financial Officer, the compensation of whom is required to be reported in this proxy statement under the rules of the SEC. None of our named executive officers are employed by us. Our manager, RMR, provides services that otherwise would be provided by employees and compensates our named executive officers directly and in RMR's sole discretion in connection with their services rendered to RMR and to us. We do not pay our executive officers salaries or bonuses or provide other compensatory benefits except for the grants of shares under our Share Award Plan.

SUMMARY COMPENSATION TABLE FOR 2011, 2010 AND 2009

Name and Principal Position	Year	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David M. Blackman(3)	2011	$135,360	$11,948	$147,308
President and Chief Operating Officer	2010	$133,250	$5,184	$138,434
	2009	$88,560	$1,280	$89,840
Adam D. Portnoy(4)	2011	$51,220	$9,932	$61,152
Former President	2010	$174,920	$5,184	$180,104
	2009	$116,235	$1,280	$117,515
Mark L. Kleifges(5)	2011	$135,360	$2,016	$137,376
Treasurer and Chief Financial Officer

(1)
Represents the grant date fair value of shares granted in 2011, 2010 and 2009, as applicable, compiled in accordance with FASB Accounting Standards Codification Topic 718, "Compensation—Stock Compensation," or ASC 718. No assumptions are used in this calculation.

(2)
Consists of distributions in each year on unvested shares.

(3)
Effective January 10, 2011, Mr. Adam Portnoy resigned his position as our President and Mr. Blackman was appointed our President and Chief Operating Officer. Mr. Blackman's compensation for 2010 and 2009 reflect his compensation for his services as Treasurer and Chief Financial Officer.

(4)
Effective January 10, 2011, Mr. Adam Portnoy resigned his position as our President. Mr. Adam Portnoy continues his position as Managing Trustee. Mr. Adam Portnoy's compensation for 2011 attributable to his services as Managing Trustee, which consisted of a stock award with a value of $51,220, is included above and is also included in the Trustee Compensation for 2011 table below. Mr. Adam Portnoy's compensation for 2010 and 2009 includes $41,670 and $27,675, respectively, attributable to shares granted to him for serving as a Managing Trustee.

(5)
Effective January 10, 2011, Mr. Kleifges was appointed Treasurer and Chief Financial Officer to replace Mr. Blackman, following Mr. Blackman's appointment as President and Chief Operating Officer.

 GRANTS OF PLAN BASED AWARDS FOR 2011

(Shares granted in 2011, including vested and unvested grants)

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(1)
David M. Blackman	9/16/11	6,000 Common Shares	$135,360
Mark L. Kleifges	9/16/11	6,000 Common Shares	$135,360

(1)
Represents the value based upon the closing price on the date of grant, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

        Share awards granted by us to executive officers in 2011 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, we may repurchase the common shares that have not yet vested for nominal consideration. Holders of vested and unvested shares awarded under our Share Award Plan are eligible to receive distributions that we make on our shares on the same terms as other holders of our common shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2011

(Shares granted in 2011 and prior years, which have not yet vested)

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
David M. Blackman	2011	4,800	$108,240
	2010	3,000	$67,650
	2009	1,600	$36,080
Adam D. Portnoy(3)	2010	3,000	$67,650
	2009	1,600	$36,080
Mark L. Kleifges	2011	4,800	$108,240

(1)
Share awards granted by us to our executive officers provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. The shares granted in 2011 were granted on September 16, 2011; the shares granted in 2010 were granted on September 17, 2010; and the shares granted in 2009 were granted on September 16, 2009. At our option, in the event a recipient granted a share award ceases to perform duties for us or ceases to be an officer or an employee of RMR or any company that RMR manages during the vesting period, the recipient shall forfeit or we may repurchase all or a portion of the shares that have not yet vested.

(2)
Represents the value based upon the closing price of our shares on December 30, 2011.

(3)
Effective January 10, 2011, Mr. Adam Portnoy resigned his position as our President and Mr. Blackman was appointed our President and Chief Operating Officer. Shares granted to Mr. Adam Portnoy as compensation for his services as Managing Trustee vested at the time of grant, and the value of such shares is set forth in the Trustee Compensation for 2011 table below.

 STOCK VESTED FOR 2011

(Share grants that vested in 2011, including shares granted in prior years)

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
David M. Blackman	3,000	$67,120
Adam D. Portnoy(2)	1,800	$40,048
Mark L. Kleifges	1,200	$27,072

(1)
Represents the value based upon the closing price on the 2011 dates of vesting of grants made in 2011 and prior years.

(2)
Effective January 10, 2011, Mr. Adam Portnoy resigned his position as our President and Mr. Blackman was appointed our President and Chief Operating Officer. Shares granted to Mr. Adam Portnoy as compensation for his services as Managing Trustee vested at the time of grant, and the value of such shares is set forth in the Trustee Compensation for 2011 table below.

TRUSTEE COMPENSATION FOR 2011

(2011 compensation; all share grants to Trustees vest at the time of grant)

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Adam D. Portnoy	$—	(2)	$51,220	—	$51,220
Barry M. Portnoy	$—	(2)	$51,220	—	$51,220
Barbara D. Gilmore	$47,000		$51,220	—	$98,220
John L. Harrington	$51,250		$51,220	—	$102,470
Jeffrey P. Somers	$46,250		$51,220	—	$97,470

(1)
Represents the value based upon the closing price of our shares on the date of grant. This is also the compensation cost recognized by us for financial reporting purposes pursuant to ASC 718. No assumptions are used in this calculation.

(2)
Our Managing Trustees do not receive cash compensation for their services as Trustees.

        Each Independent Trustee receives an annual fee of $30,000 for services as a Trustee, plus a fee of $750 for each meeting attended. Up to two $750 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. The chairpersons of our Audit Committee, Compensation Committee and Nominating and Governance Committee receive an additional $10,000, $5,000 and $5,000, respectively, each year. Under our Governance Guidelines, each Trustee is required to maintain the necessary level of expertise to perform his or her responsibilities as Trustee and we reimburse each Trustee for the out of pocket costs he or she incurs from attending continuing education programs. In addition, each Trustee received a grant of 2,000 of our common shares in 2011. We generally reimburse all our Trustees for travel expenses incurred in connection with their duties as Trustees.

        Our Board believes it is important to align the interests of Trustees with those of our shareholders and for Trustees to hold equity ownership positions in our Company. Accordingly, our Board believes that a portion of each Trustee's compensation should be paid in shares. In determining the amount and composition of such compensation, our Board considers the compensation of trustees and directors of other comparable enterprises, both with respect to size and industry, including the compensation of trustees and directors of other companies managed by RMR.

        In 2011, our Board reviewed the compensation paid to our Trustees and determined both the amount of such compensation and the allocation of such compensation between equity based awards and cash. Our Managing Trustees do not receive any cash compensation for their services as Trustees, but they do receive common share grants equal to the share grants awarded to our Independent Trustees and may receive additional share grants if they also serve as an officer of us.

AUDIT COMMITTEE REPORT

        In the course of our oversight of the Company's financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the year ended December 31, 2011; (2) discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

AUDIT COMMITTEE John L. Harrington, Chairman Barbara D. Gilmore Jeffrey P. Somers

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Unless otherwise indicated, the information set forth below is as of February 17, 2012. The following table sets forth information regarding the beneficial ownership of our common shares (not including any fractional shares that may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our Trustees, nominees and the persons listed in the Compensation Tables in this proxy statement; and (3) our Trustees and executive officers as a group. Unless otherwise indicated, we believe that each owner named below has sole voting and investment power for all our common shares shown to be beneficially owned by that person or entity. As of the date first set forth in this paragraph, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Share Class(2)
Beneficial Owners of More Than 5% of Our Common Shares
CommonWealth REIT(3)	9,950,000	21.1%
The Vanguard Group, Inc.(4)	3,864,766	8.2%
Janus Capital Management LLC(5)	2,692,895	5.7%
Trustees, Nominees and Executive Officers
David M. Blackman	15,000	*
Adam D. Portnoy(3)	13,750	*
Mark L. Kleifges	7,750	*
Barbara D. Gilmore(6)	7,750	*
Barry M. Portnoy(3)	5,032	*
John L. Harrington	4,750	*
Jeffrey P. Somers	4,750	*
All Trustees and executive officers as a group (seven persons)(6)	58,782	*

*
Less than 1% of our common shares.

(1)
Unless otherwise indicated, the address of each identified person or entity is: c/o Government Properties Income Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

(2)
Our declaration of trust places restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares. CWH, however, is an Excepted Holder, as defined in our declaration of trust, and therefore is not subject to this ownership limit. The percentages indicated are based upon the number of shares shown divided by the 47,051,650 of our common shares outstanding as of February 17, 2012.

(3)
This information is as of December 31, 2011, and is based solely on a Schedule 13G/A filed with the SEC on February 10, 2012, by CWH. Based on the information provided in that Schedule 13G/A, the address of CWH is Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. In that Schedule 13G/A, RMR and Reit Management & Research Trust, or RMR Trust, reported that RMR, as manager of CWH, and RMR Trust, as the sole member of RMR, may, under applicable regulatory definitions, be deemed to beneficially own (and have shared voting and dispositive power over) the 9,950,000 shares beneficially owned by CWH. In that same Schedule 13G/A, RMR and RMR Trust each disclaimed such beneficial ownership. In addition, in that same Schedule 13G/A, Mr. Barry Portnoy reported that he beneficially owns 5,032 of our common shares, and Mr. Adam Portnoy reported that he beneficially owns 13,750 of our common shares (of which 4,600 are subject to vesting requirements and will become fully vested, subject to the lapse of certain contingencies, annually through 2014). In that same Schedule 13G/A, Mr. Barry Portnoy and Mr. Adam Portnoy reported that in their respective positions as the Chairman and a director of RMR and the Chairman, majority beneficial owner and a trustee of RMR Trust and the President and Chief Executive Officer and a director of RMR, and the President and Chief Executive Officer, a beneficial owner and a trustee of RMR Trust, they may also be deemed to beneficially own (and have shared voting and dispositive power over) the 9,950,000 shares beneficially owned by CWH. In that same Schedule 13G/A, Mr. Barry Portnoy and Mr. Adam Portnoy each disclaimed such beneficial ownership. None of the 9,950,000 shares beneficially owned by CWH are included in the shares listed as beneficially owned by Mr. Barry Portnoy or Mr. Adam Portnoy in the above table.

(4)
This information is as of December 31, 2011, and is based solely on a Schedule 13G/A filed with the SEC on February 10, 2012, by The Vanguard Group, Inc., or Vanguard. According to the Schedule 13G/A filed by Vanguard, the address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. In the Schedule 13G/A filed by Vanguard, Vanguard reports having sole voting power over 54,373 shares, sole dispositive power over 3,810,393 shares and shared dispositive power over 54,373 shares. Additionally, the Schedule 13G/A filed by Vanguard reports that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 54,373 shares as a result of its serving as investment manager of collective trust accounts, and that Vanguard Fiduciary Trust Company directs the voting of those shares.

(5)
This information is as of December 31, 2011, and is based solely on a Schedule 13G/A filed with the SEC on February 14, 2012, by Janus Capital Management LLC, or Janus Capital. Based on the information provided in that Schedule 13G/A, the address of Janus Capital is 151 Detroit Street, Denver, Colorado 80206. In that Schedule 13G/A, Janus Capital reports beneficial ownership of and shared voting power over 2,692,895 shares. According to the Schedule 13G/A, Janus Capital has a direct 94.8% ownership stake in INTECH Investment Management, or INTECH, and a direct 77.8% ownership stake in Perkins Investment Management LLC, or Perkins. Due to the above ownership structure, holdings for Janus Capital, Perkins and INTECH are aggregated for purposes of the number of shares reported in the above table. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients, or the Managed Portfolios. According to the Schedule 13G/A, as a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Perkins may be deemed to be the beneficial owner of 2,692,895 shares, however, Perkins disclaims beneficial ownership of those shares.

(6)
Includes 3,000 common shares owned by Ms. Gilmore's husband. Ms. Gilmore disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest in the shares.

 RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS

        We have adopted written Governance Guidelines that address, among other things, the consideration and approval of any related person transactions. Under these Governance Guidelines, we may not enter into any transaction in which any Trustee or executive officer, any member of the immediate family of any Trustee or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to our Board and our Board reviews, authorizes and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Trustees, even if the disinterested Trustees constitute less than a quorum. If there are no disinterested Trustees, the transaction shall be reviewed, authorized and approved or ratified by both (1) the affirmative vote of a majority of our entire Board and (2) the affirmative vote of a majority of our Independent Trustees. The Governance Guidelines further provide that, in determining whether to approve or ratify a transaction, our Board, or disinterested Trustees or Independent Trustees, as the case may be, shall act in accordance with any applicable provisions of our declaration of trust, consider all of the relevant facts and circumstances and approve only those transactions that are fair and reasonable to us. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Trustees or otherwise in accordance with our policies described above. In the case of transactions with us by RMR employees (other than our Trustees and executive officers) subject to our Code of Business Conduct and Ethics, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested.

        We have no employees. Personnel and various services we require to operate our business are provided to us by RMR. We have two agreements with RMR to provide management and administrative services to us: (1) a business management agreement and (2) a property management agreement. One of our Managing Trustees, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR. Our other Managing Trustee, Mr. Adam Portnoy, the son of Mr. Barry Portnoy, is an owner of RMR and serves as President and Chief Executive Officer and as a Director of RMR. Each of our executive officers is also an officer of RMR. Additionally, Mr. Barry Portnoy's son-in-law, who is Mr. Adam Portnoy's brother-in-law, is an officer of RMR. RMR has approximately 740 employees and provides management services to other companies in addition to us.

        Our Board has given our Compensation Committee, which is comprised exclusively of our Independent Trustees, authority to act on our behalf with respect to our management agreements with RMR. The charter of our Compensation Committee requires the Committee annually to review the terms of these agreements, evaluate RMR's performance under the agreements and renew, amend, terminate or allow to expire the management agreements.

        On October 31, 2011, we and RMR entered into an amended and restated business management agreement, or the business management agreement. The business management agreement provides for compensation to RMR at an annual rate equal to the sum of (a) 0.5% of the historical cost to an RMR Managed REIT of any properties transferred to us by such RMR Managed REIT and (b) 0.7% of our cost of any other properties we acquire up to and including $250.0 million, plus 0.5% of our cost of any additional properties in excess of $250.0 million. In addition, RMR receives an incentive fee equal to 15% of the product of (i) the weighted average of our common shares outstanding on a fully diluted basis during a fiscal year and (ii) the excess if any of the FFO Per Share, as defined in the business management agreement, for such fiscal year over the FFO Per Share of the preceding fiscal year. The incentive fee is paid in our common shares and in any year shall not exceed $0.02 multiplied by the weighted average number of our common shares outstanding on a fully diluted basis during such fiscal year.

        In determining the fees payable by us to RMR under the business management agreement, the average invested capital of any assets we have acquired or may in the future acquire from another REIT to which RMR provides business management or property management services, or an RMR Managed REIT, will be equal to the applicable selling RMR Managed REIT's historical costs for those properties, determined in the manner specified in the business management agreement, rather than our acquisition costs for those properties. The business management agreement also provides that, with certain exceptions, if we determine to offer for sale or other disposition any real property that, at such time, is of a type within the investment focus of another RMR Managed REIT, we will first offer that property for purchase or disposition to that RMR Managed REIT and negotiate in good faith for such purchase or disposition.

        The property management agreement provides for management fees equal to 3.0% of gross collected rents and construction supervision fees equal to 5.0% of construction costs.

        The aggregate business management and property management fees earned by RMR for 2011 were $14.1 million, including approximately $883,000 as an incentive fee that we expect to pay in our common shares in March 2012.

        RMR also provides internal audit services to us in return for our pro rata share of the total internal audit costs incurred by RMR for us and other publicly owned companies managed by RMR and its affiliates, which amounts are subject to determination by our Compensation Committee. Our Audit Committee appoints our Director of Internal Audit. Our pro rata share of RMR's costs of providing this internal audit function was approximately $240,000 for 2011. These allocated costs are in addition to the business and property management fees we paid to RMR. We are generally responsible for all of our operating expenses, including certain expenses incurred by RMR on our behalf. We are not responsible for payment of RMR's employment, office or administration expenses incurred to provide management services to us, except for the employment and related expenses of RMR employees who provide on site property management services and our pro rata share of the staff employed by RMR who perform our internal audit function.

        Both the business management agreement and the property management agreement automatically renew for successive one year terms unless we or RMR give notice of non-renewal before the end of an applicable term. We or RMR may terminate either agreement upon 60 days prior written notice, and RMR may also terminate either agreement upon five business days notice if we undergo a change of control, as defined in the applicable agreement. The current terms for these agreements expire on December 31, 2012, and will be subject to automatic renewal unless earlier terminated.

        Under our business management agreement with RMR, we acknowledge that RMR manages other businesses, including CWH, HPT, SNH, Five Star and TA, and will not be required to present us with opportunities to invest in properties that are primarily of a type that are within the investment focus of another business now or in the future managed by RMR. Under our business management agreement, RMR has agreed not to present other businesses that it now or in the future manages with opportunities to invest in properties that are majority leased to government tenants unless our Independent Trustees have determined not to invest in the opportunity. RMR has also agreed not to provide business management services to any other business that is principally engaged in the business of owning properties that are majority leased or occupied to Governmental Authorities, as defined in the business management agreement, or that are reasonably expected to be majority leased to Governmental Authorities, without the consent of our Independent Trustees. Each of the business management agreement and the property management agreement also includes arbitration provisions for the resolution of certain disputes, claims and controversies.

        RMR also leases from us approximately 1,400 square feet of office space for one of its regional offices. We earned approximately $31,000 in rental income from RMR in 2011, which we believe is commercially reasonable rent for such office space.

        Pursuant to our business management agreement, RMR may from time to time negotiate on our behalf with certain third party vendors and suppliers for the procurement of services to us. As part of this arrangement, we may enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining more favorable terms with such vendors and suppliers.

        As part of our annual restricted share grants under our Share Award Plan, we typically grant restricted shares to certain employees of RMR, some of whom are our executive officers. In 2011, we granted a total of 40,850 restricted shares with an aggregate value of $921,576 to such persons, based upon the closing price of our common shares on the NYSE on the date of grant. One fifth of those restricted shares vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These share grants to RMR employees are in addition to the fees we pay to RMR.

        CWH organized us as a 100% owned subsidiary in February 2009. In June 2009, we completed an initial public offering pursuant to which we ceased to be a majority owned subsidiary of CWH. In connection with this offering, we and CWH entered a transaction agreement, which governs our separation from and relationship with CWH. Pursuant to this transaction agreement, among other things, we and CWH agreed that, so long as CWH owns in excess of 10% of our outstanding common shares, we and CWH engage the same manager or we and CWH have any common managing trustees: (1) CWH will not acquire ownership of properties that are majority leased to government tenants, unless a majority of our Independent Trustees who are not also trustees of CWH have determined not to make the acquisition; (2) we will not acquire ownership of office or industrial properties that are not majority leased to government tenants, unless a majority of CWH's independent trustees who are not also Trustees of ours have determined not to make the acquisition; and (3) we will have a right of first refusal to purchase any property owned by CWH that CWH determines to divest if the property is then majority leased to government tenants, which right of first refusal will also apply in the event of an indirect sale of any such properties resulting from a change of control of CWH. The provisions described in (1) and (2) do not prevent us from continuing to own and lease our current properties or properties otherwise acquired by us that cease to be majority leased to government tenants following the termination of government tenancies; and, similarly, the provisions described in (1) and (2) also do not prohibit CWH from leasing its current or future properties to government tenants. We and CWH also agreed that certain disputes, claims and controversies arising under the transaction agreement may be referred to binding arbitration proceedings.

        CWH is our largest shareholder and as of February 23, 2012, CWH owned 9,950,000 of our common shares, which represented approximately 21.1% of our outstanding common shares. Both we and CWH are managed by RMR, and Mr. Barry Portnoy and Mr. Adam Portnoy are Managing Trustees of both us and CWH. Mr. Adam Portnoy was also our President from our formation in 2009 until January 2011 when David Blackman became our President. Mr. Adam Portnoy became President of CWH in January 2011. Also, all of our officers and CWH's officers are officers of RMR.

        Our Independent Trustees also serve as directors or trustees of other public companies to which RMR provides management services. Mr. Barry Portnoy serves as a managing director or managing trustee of those companies, including CWH, HPT, SNH, Five Star and TA, and Mr. Adam Portnoy serves as a managing trustee of some of those companies, including CWH, HPT and SNH. We understand that the other companies to which RMR provides management services also have certain other relationships with each other, including business and property management agreements and lease arrangements. In addition, officers of RMR serve as officers of those companies. Mr. Kleifges, our Treasurer and Chief Financial Officer, is an officer of RMR and also serves as Treasurer and Chief Financial Officer of HPT, which is a company to which RMR provides management services. We understand that further information regarding those relationships is provided in the applicable periodic reports and proxy statements filed by those other companies with the SEC.

        We, RMR, CWH, HPT, SNH, Five Star and TA each currently own approximately 14.29% of AIC, an Indiana insurance company. All of our Trustees, all of the trustees and directors of the other publicly held AIC shareholders and nearly all of the directors of RMR currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. Our Governance Guidelines provide that any material transaction between us and AIC shall be reviewed, authorized and approved or ratified by both the affirmative vote of a majority of our entire Board and the affirmative vote of a majority of our Independent Trustees. The shareholders agreement that we, the other shareholders of AIC and AIC are parties to includes arbitration provisions for the resolution of certain disputes, claims and controversies.

        As of February 23, 2012, we have invested approximately $5.2 million in AIC since we became an equity owner of AIC in December 2009. We may invest additional amounts in AIC in the future if the expansion of this insurance business requires additional capital, but we are not obligated to do so. For 2011, we recognized income of $139,000 related to our investment in AIC. In June 2010, we and the other shareholders of AIC purchased property insurance providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts. This program was modified and extended in June 2011 for a one year term. Our annual premium for this property insurance of approximately $1.3 million was paid in 2011. We are currently investigating the possibilities to expand our insurance relationships with AIC to include other types of insurance. By participating in this insurance business with RMR and the other companies to which RMR provides management services, we expect that we may benefit financially by possibly reducing our insurance expenses or by realizing our pro-rata share of any profits of this insurance business.

        The foregoing descriptions of our agreements with RMR, CWH and AIC are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in our annual report to shareholders and our Annual Report on Form 10-K filed with the SEC, in each case for the year ended December 31, 2011. In addition, copies of certain of those agreements are filed with the SEC and may be obtained from the SEC's website at www.sec.gov.

        We believe that our agreements with RMR, CWH and AIC are on commercially reasonable terms. We also believe that our relationships with RMR, CWH, AIC and their affiliated and related persons and entities benefit us, and, in fact, provide us with competitive advantages in operating and growing our business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Our Compensation Committee is currently comprised of Messrs. Harrington and Somers and Ms. Gilmore. None of the members of our Compensation Committee is, or has been, an officer or employee of our Company. None of our executive officers serves on the board of directors (or related governing body) or compensation committee of another entity that has an executive officer who serves on our Board or Compensation Committee. Members of our Compensation Committee serve as independent trustees or independent directors and compensation committee members of other public companies managed by or affiliated with RMR.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires that our Trustees, executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of these reports furnished to us or written representations made to us that no such reports were required, we believe that, during 2011, all filing requirements under Section 16(a) of the Exchange Act applicable to our executive officers, Trustees and persons who own more than 10% of a registered class of our equity securities were timely met.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other record holders of our common shares may participate in the practice of "householding" proxy statements, annual reports and notices of internet availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or notice of internet availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you write to us at Investor Relations, Government Properties Income Trust, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call us at (617) 219-1410. If you want to receive separate copies of our proxy statement, annual report or notice of internet availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

 OTHER MATTERS

        At this time, we know of no other matters that will be brought before the meeting. If, however, other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the proxy will vote the proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.

February 23, 2012

IMPORTANT

        If your shares are held in your own name, please complete a proxy over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability that you received in the mail; alternatively, please request, complete and return a proxy card today. If your shares are held in "street name," you should provide instructions to your broker, bank, nominee or the other institution holding your shares on how to vote your shares. You may provide instructions to your broker, bank, nominee or other institution over the internet or by telephone if your broker, bank, nominee or other institution offers these options, or you may return a proxy card to your broker, bank, nominee or other institution and contact the person responsible for your account to ensure that a proxy is voted on your behalf.

        If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Brokers and Banks Call Collect at (212) 750-5833
Shareholders Call Toll-Free at (877) 825-8971

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2012. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Government Properties Income Trust, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Government Properties Income Trust in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. GOVERNMENT PROPERTIES INCOME TRUST TWO NEWTON PLACE 255 WASHINGTON STREET, SUITE 300 NEWTON, MA 02458 M41518-P20334 GOVERNMENT PROPERTIES INCOME TRUST Our Board of Trustees Recommends You Vote “FOR” the Nominee for Trustee in Proposal 1 and “FOR” Proposal 2. 2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. 1. To elect the nominee named in our proxy statement to our Board of Trustees as the Independent Trustee in Class III. For Withhold Against For Abstain Nominee: Barbara D. Gilmore Our Board recommends you vote FOR proposal 2. Our Board recommends you vote FOR proposal 1. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE NOMINEE FOR TRUSTEE IN PROPOSAL 1 AND “FOR” PROPOSAL 2. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. For address changes, please check this box and write them on the back where indicated. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.)

GOVERNMENT PROPERTIES INCOME TRUST ANNUAL MEETING OF SHAREHOLDERS May 16, 2012, 9:30 a.m. Two Newton Place, 255 Washington Street, Suite 100 Newton, Massachusetts 02458 Directions to Two Newton Place, 255 Washington Street, Suite 100, Newton, MA From the East: Take the Massachusetts Turnpike (I-90) West to Exit 17 (Newton/Watertown). After exiting, stay in the right lane and bear to your right toward Galen Street in Watertown. Two Newton Place will be on your right. Public parking is available nearby. From the West: Take the Massachusetts Turnpike (I-90) East to Exit 17 (Newton/Watertown). After exiting, continue straight toward Washington Street. After the second set of lights, bear left onto Washington Street, cross over I-90 to continue straight toward Galen Street in Watertown. Two Newton Place will be on your right. Public parking is available nearby. M41519-P20334 GOVERNMENT PROPERTIES INCOME TRUST Two Newton Place, 255 Washington Street, Suite 300 Newton, MA 02458-2076 Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Government Properties Income Trust annual meeting of shareholders, including our annual report and proxy statement, are available over the Internet. To view the proxy materials or vote online or by telephone, please follow the instructions on the Notice Regarding the Availability of Proxy Materials. This proxy is solicited on behalf of the Board of Trustees of Government Properties Income Trust. The undersigned shareholder of Government Properties Income Trust, a Maryland real estate investment trust, or the company, hereby appoints Barry M. Portnoy, Jennifer B. Clark and David M. Blackman, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the company to be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on May 16, 2012, at 9:30 a.m. local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” THE NOMINEE FOR TRUSTEE IN PROPOSAL 1 AND “FOR” PROPOSAL 2. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF. See reverse for voting instructions. Proxy Address Changes: (If you noted any Address Changes above, please mark corresponding box on the reverse side.)

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Explanatory Note
INTRODUCTION
PROPOSAL 1 ELECTION OF ONE INDEPENDENT TRUSTEE
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SOLICITATION OF PROXIES
TRUSTEES AND EXECUTIVE OFFICERS
BOARD OF TRUSTEES
BOARD COMMITTEES
COMMUNICATIONS WITH TRUSTEES
SELECTION OF CANDIDATES FOR TRUSTEES; SHAREHOLDER RECOMMENDATIONS, NOMINATIONS AND OTHER PROPOSALS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2011, 2010 AND 2009
GRANTS OF PLAN BASED AWARDS FOR 2011
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END FOR 2011
STOCK VESTED FOR 2011
TRUSTEE COMPENSATION FOR 2011
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PERSON TRANSACTIONS AND COMPANY REVIEW OF SUCH TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
IMPORTANT